Exhibit 1.01

7,800,000 American Depositary Shares

BRASKEM S.A.

American Depositary Shares,
each representing
1,000 class A preferred shares, without par value

INTERNATIONAL UNDERWRITING AGREEMENT

New York, New York
September    , 2004

Braskem S.A.
Avenida das Nações Unidas, 4777
São Paulo, SP, CEP 05477-000
Brazil
Attention: Paul Elie Altit

Dear Sirs:

     1. Introductory. Braskem S.A., a Brazilian sociedade anônima (corporation) (the “Company”), proposes to issue and sell, pursuant to this Agreement (the “Agreement”), 7,800,000 American Depositary Shares (“Firm Securities”), each representing 1,000 class A preferred shares, without par value, of the Company, and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 1,170,000 additional American Depositary Shares (“Optional Securities”), each representing 1,000 class A preferred shares, without par value, of the Company as set forth below. The Firm Securities and the Optional Securities are herein referred to collectively as the “Offered Securities”.

          The Offered Securities will be evidenced by American Depositary Receipts (“ADRs”) issued pursuant to an Amended and Restated Deposit Agreement, dated as of September 17, 2003 (the “Deposit Agreement”), among the Company, The Bank of New York, as depositary (the “Depositary”), and all owners and holders of ADRs issued thereunder. The class A preferred shares, without par value, of the Company represented by the Offered Securities are hereinafter referred to as the “Underlying Shares”.

          The Company is concurrently entering into an agreement (the “Brazilian Underwriting Agreement”), dated the date hereof, providing for the sale by the Company in Brazil (the “Brazilian Offering”) of 3,900,000,000 class A preferred shares, without par value, of the Company (the “Brazilian Shares” and, together with the Underlying Shares, the “Class A Preferred Shares”) through arrangements with certain Brazilian underwriters named in that agreement (the “Brazilian Underwriters”). The several Underwriters named in Schedule A hereto (“Underwriters”) and the Brazilian Underwriters are, simultaneously herewith, entering into an agreement among their respective syndicates, dated the date hereof, which provides for, among other things, the transfer of Class A Preferred Shares and American Depositary Shares (“ADSs”) between the two syndicates.

          The Company hereby agrees with the several Underwriters as follows:

     2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

     (a) A registration statement (No. 333-114219) relating to the Underlying Shares, including a form of prospectus, has been filed with the U.S. Securities and Exchange Commission (“Commission”) and either (i) has been declared effective under the Securities Act of 1933, as amended (“Act”), and is not proposed to be amended or (ii) is proposed to be amended by amendment or post-effective amendment. If such registration statement (“initial registration statement”) has been declared effective, either (i) an additional registration statement (“additional registration statement”) relating to the Underlying Shares may have been filed with the Commission pursuant to Rule 462(b) under the Act (“Rule 462(b)”) and, if so filed, has become effective upon filing pursuant to such Rule, and the offer and sale of all Underlying Shares have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (ii) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule, and upon such filing the offer and sale of all Underlying Shares will have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) under the Act (“Rule 462(c)”) or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, “Effective Time” with respect to the initial registration statement and, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (i) if the Company has advised Credit Suisse First Boston LLC (“CSFB”) and Unibanco Securities Inc. (collectively, the “Representatives”) that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (ii) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). “Effective Date” with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) under the Act (“Rule 430A(b)”), is hereinafter referred to as the “Initial Registration Statement”. The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the “Additional Registration Statement”. The Initial Registration Statement and the Additional Registration Statement are herein collectively referred to as the “Registration Statements” and individually as a “Registration Statement”. The form of prospectus relating to the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) under the Act (“Rule 424(b)”) or (if no such filing is required) as included in a Registration Statement at the time it is declared effective, is hereinafter referred to as the “Prospectus”. No document has been or will be prepared or distributed in reliance on Rule 434 under the Act. No stop order suspending the effectiveness of any Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

     (b) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (i) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission (“Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

     (c) (i) A registration statement (No. 333-108660) in respect of the ADSs on Form F-6 has been filed with the Commission and has become effective pursuant to the Rules and Regulations (such registration statement, including all exhibits thereto, at the time it became effective, being hereinafter referred to as the “F-6 Registration Statement”); (ii) no stop order suspending the effectiveness of the F-6 Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission; (iii) the F-6 Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Act and the applicable Rules and Regulations; and (iv) the F-6 Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

     (d) The Company has been duly incorporated and is validly existing as a sociedade anônima (corporation) under the laws of the Federative Republic of Brazil (“Brazil”), with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, properties, results of operations or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

     (e) The Company has an authorized capitalization as set forth in the Prospectus; the Underlying Shares and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date (as defined below), the Underlying Shares and the Brazilian Shares will have been validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus. No holder of the Underlying Shares or the Brazilian Shares will be subject to personal liability by reason of being such a holder. Except as set forth in the Prospectus, there are no outstanding warrants or options issued by the Company or any of the subsidiaries of the Company set forth on Schedule B hereto (each a “Significant Subsidiary”) to purchase any shares of the capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company, and, except as provided in the shareholders’ agreements referred to in or otherwise set forth in the Prospectus, there are no preemptive or other rights to subscribe for or to purchase from the Company or any of its Significant Subsidiaries, and no restrictions upon the voting or transfer of, any shares of capital stock of the Company (including, without limitation, the Underlying Shares) pursuant to the Company’s by-laws, any Brazilian law or any rule, regulation or order of any Brazilian governmental agency or body or court, or any agreement or other instrument to which the Company or any of its Significant Subsidiaries is a party or by which it is bound.

     (f) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and, except as disclosed in the Prospectus, the capital stock of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects. The subsidiaries listed in Exhibit 21.01 of the Initial Registration Statement constitute all the subsidiaries of the Company. None of the subsidiaries of the Company that is not a Significant Subsidiary has operations that are material to the Company and its subsidiaries, taken as a whole, or is a “significant subsidiary” under and as defined in Rule 405 under the Act.

     (g) Each of COPESUL—Companhia Petroquímica do Sul S.A. (“Copesul”) and Politeno Indústria e Comércio S.A. (“Politeno”) has been duly incorporated and is validly existing as a sociedade anônima (corporation) under the laws of Brazil, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; all of the issued and outstanding capital stock of Copesul and Politeno have been duly authorized; and, as of the date hereof, the Company owns, directly or through subsidiaries, common shares of Copesul constituting approximately 29.5% of the issued and outstanding shares of capital stock of Copesul (representing 29.5% of its voting share capital) and common shares of Politeno constituting approximately 33.9% of the issued and outstanding shares of capital stock of Politeno (representing 35.0% of its voting share capital), in each case free from liens, encumbrances and defects, except as disclosed in the Prospectus.

     (h) This Agreement and the Brazilian Underwriting Agreement have been duly authorized, executed and delivered by the Company.

     (i) The Deposit Agreement has been duly authorized, executed and delivered by, and, assuming due authorization, execution and delivery thereof by the Depositary, constitutes a valid and legally binding agreement of, the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors’ rights and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). Upon execution and delivery by the Depositary of the ADRs evidencing the Offered Securities against deposit of the Underlying Shares in respect thereof in accordance with the provisions of the Deposit Agreement and upon payment by the Underwriters for the Offered Securities evidenced thereby in accordance with the provisions of this Agreement, such Offered Securities evidenced by such ADRs will be duly and validly issued, and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement. The Deposit Agreement and the ADSs conform in all material respects to the descriptions thereof contained in the Prospectus. Except as disclosed in the Prospectus, there are no limitations on the rights of holders of Class A Preferred Shares, ADSs or ADRs evidencing the ADSs to hold or vote or transfer their respective securities.

     (j) No consent, approval, authorization, or order of, or filing with, any U.S., Brazilian or other governmental agency or body or court or stock exchange is required, and no other action or thing is required to be taken, fulfilled or done, for the consummation of the transactions contemplated by this Agreement or the Brazilian Underwriting Agreement in connection with the issuance or sale of the Underlying Shares by the Company and the Offered Securities pursuant to the Deposit Agreement and in connection with the issuance and sale of the Brazilian Shares by the Company, except (i) such as have been obtained and made under the Act, (ii) for the approval by the Comissão de Valores Mobiliários (the “Brazilian Securities Commission”) of the offering of the Offered Securities, the Underlying Shares and the Brazilian Shares as contemplated by this Agreement and the Brazilian Underwriting Agreement; (iii) for the approval by the Banco Central do Brasil (the “Central Bank”) and the Brazilian Securities Commission of the payment of fees, commissions and reimbursement of expenses pursuant to this Agreement, which have been obtained and remain in full force and effect or will be obtained prior to each Closing Date; (iv) such as have been obtained under the laws and regulations of jurisdictions outside the United States and Brazil in which the Offered Securities are offered; or (v) such as may be required under state securities laws in the United States.

     (k) No approvals are currently required in Brazil in order for the Company to pay dividends, interest attributable to shareholders’ equity or other distributions declared by the Company to the holders of Class A Preferred Shares, including the Depositary, and, except as disclosed in the Prospectus, under current laws and regulations of the Brazil and any political subdivision thereof, any amounts payable with respect to the Underlying Shares upon liquidation of the Company or upon redemption thereof and dividends, interest attributable to shareholders’ equity and other distributions declared and payable on the Underlying Shares may be paid by the Company to the Depositary in Brazilian reais that may be converted into foreign currency and freely transferred out of Brazil, as long as the investment in respect of the Underlying Shares is registered with the Central Bank. Except as disclosed in the Prospectus, no such payments made to holders thereof or therein who are non-residents of Brazil are subject to income, withholding or other taxes under laws and regulations of Brazil or any political subdivision or taxing authority thereof or therein, and such payments will otherwise be free and clear of any other tax, duty, withholding or deduction in Brazil or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Brazil or any political subdivision or taxing authority thereof or therein as long as the investment in respect of the Underlying Shares is registered with the Central Bank.

     (l) The execution, delivery and performance of this Agreement, the Deposit Agreement and the Brazilian Underwriting Agreement and the issuance and sale of the Offered Securities, the Underlying Shares and the Brazilian Shares will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any U.S., Brazilian or other statute or any rule, regulation or order of any Brazilian or other governmental agency or body or court or stock exchange having jurisdiction over the Company or any subsidiary of the Company or any of their respective properties, (ii) any material agreement or instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the respective properties of the Company or any such subsidiary is subject or (iii) the by-laws or equivalent constitutive documents of the Company or any subsidiary, and the Company has full power and authority to authorize, issue and sell the Underlying Shares and the Brazilian Shares as contemplated by this Agreement and the Brazilian Underwriting Agreement.

     (m) The Company has no reason to believe that the indemnification and contribution provisions set forth in Section 7 of this Agreement contravene Brazilian law or public policy.

     (n) Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all material real properties and all material other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any material leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

     (o) The Company and its subsidiaries possess adequate licenses, certificates, authorizations or permits issued by appropriate governmental agencies or bodies necessary to conduct of the business now operated by them, except to the extent that the failure to possess such licenses, certificates, authorizations and permits would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     (p) Except as disclosed in the Prospectus, no labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

     (q) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct their business as described in the Prospectus and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     (r) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any Brazilian or other statute, any rule, regulation, decision or order of any Brazilian or other governmental agency or body or any court relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

     (s) Neither the Company nor any of its subsidiaries (i) is in violation of its by-laws or equivalent constitutive documents, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any material respect of any Brazilian, U.S. and other law, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other Brazilian, U.S. and other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business as described in the Prospectus.

     (t) Except as disclosed in the Prospectus, there are no pending legal or governmental actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, the Deposit Agreement or the Brazilian Underwriting Agreement, or which are otherwise material in the context of the sale of the Offered Securities or the Brazilian Shares; and, to the Company’s knowledge, no such actions, suits or proceedings are threatened.

     (u) PricewaterhouseCoopers Auditores Independentes, the Company’s independent registered public accounting firm, which have certified the consolidated and combined financial statements of the Company and whose reports appear in the Prospectus, are independent public accountants in accordance with the accounting standards established by the Conselho Federal de Contabilidade (Brazilian Federal Accounting Council) and an independent registered public accounting firm as required by the Act and the Rules and Regulations.

     (v) The consolidated and combined financial statements included in each Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown; such consolidated and combined financial statements have been prepared in conformity with Brazilian Law No. 6,404/76, as amended by Brazilian Law No. 9,457/97 and Brazilian Law No. 10,303/01, the rules and regulations of the Brazilian Securities Commission and the accounting standards issued by the Instituto dos Auditores Independentes do Brasil – IBRACON (Brazilian Institute of Independent Accountants) (“Brazilian GAAP”) applied on a consistent basis, except as expressly stated therein; the financial information included in the Prospectus that is described as having been prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) presents fairly the financial position and results of operations of the Company and its subsidiaries for the periods specified therein on the basis set forth in the Prospectus, and such financial information has been prepared in conformity with U.S. GAAP applied on a consistent basis, except as expressly stated therein.

     (w) Except as disclosed in the Prospectus, since the date of the latest audited consolidated financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties, results of operations or prospects of the Company and its subsidiaries taken as a whole; and, except as disclosed in the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock since the date of the most recent audited consolidated financial statements included in the Prospectus.

     (x) The Company, its Significant Subsidiaries and the Company’s obligations under this Agreement are subject to civil and commercial law and to suit, and neither the Company, its Significant Subsidiaries nor any of its or their properties or assets has any right of immunity, on any grounds, from any action, suit or proceeding, from the giving of any relief in any such action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Brazilian or U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter arising out of or relating to this Agreement.

     (y) The Company and its subsidiaries (i) make and keep books and records that are accurate in all material respects and (ii) maintain internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of their financial statements and to maintain accountability for their assets, (C) access to their assets is permitted only in accordance with management’s authorization and (D) the reported accountability for their assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to the differences.

     (z) Except as disclosed in the Prospectus, the Company and its subsidiaries have filed all material tax returns required to have been filed by them or appropriate extensions for such filings have been obtained as required by applicable Brazilian and other laws and regulations, and have paid all taxes due and payable by any of them and all assessments and other governmental charges or levies made against them, except such taxes, assessments, governmental charges or levies as are not yet due or are being contested in good faith or where the failure to pay such taxes, assessments, governmental charges or levies would not reasonably be expected to result in a Material Adverse Effect; and to the knowledge of the Company, there is no material proposed tax deficiency, assessment, charge or levy against the Company or any of its subsidiaries as to which a reserve would be required to be established under Brazilian GAAP that has not been so reserved or that should be disclosed in the Prospectus that has not been so disclosed.

     (aa) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries in Brazil.

     (bb) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”), nor is it a closed-end investment company required to be registered, but not registered, thereunder; and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the Brazilian Shares and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act.

     (cc) The Company is not for the taxable year ended December 31, 2003, and, after giving effect to the offering and sale of the Offered Securities and the Brazilian Shares and the application of the proceeds thereof as described in the Prospectus, does not expect to become, a “passive foreign investment company” as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, and the Company is not a “foreign personal holding company” within the meaning of the U.S. Internal Revenue Code of 1986, as amended.

     (dd) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

     (ee) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

     (ff) Except as disclosed in the Prospectus, no material indebtedness (actual or contingent) and no material contract or material arrangement is outstanding between the Company and any director or executive officer of the Company or any person connected with such director or executive officer (including his/her spouse, infant children or any company or undertaking in which he/she holds a controlling interest). There are no relationships or transactions between the Company on the one hand and its affiliates, officers and directors or their shareholders, customers or suppliers on the other hand that, although required to be disclosed, are not disclosed in the Initial Registration Statement and the Prospectus.

     (gg) The Offered Securities have been approved for listing on The New York Stock Exchange, subject to notice of issuance, and the Class A Preferred Shares have been approved for listing on the Bolsa de Valores de São Paulo (the “São Paulo Stock Exchange”). The Offered Securities have been accepted for settlement through the facilities of The Depository Trust Company.

     (hh) No stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, are payable in Brazil on or in connection with the issuance and sale of the

Underlying Shares by the Company and the Offered Securities pursuant to the Deposit Agreement, the issuance and sale of the Brazilian Shares by the Company or the execution and delivery of this Agreement, the Brazilian Underwriting Agreement or the Deposit Agreement.

     (ii) The choice of laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of Brazil and will be honored by the courts of Brazil. The submission by the Company to the jurisdiction of the U.S. federal or state courts sitting in New York City set forth in this Agreement and the Deposit Agreement constitute valid and legally binding obligations of the Company, and service of process effected in the manner set forth in this Agreement and the Deposit Agreement, assuming validity under the laws of the State of New York, will be effective, insofar as Brazilian law is concerned, to confer valid personal jurisdiction over the Company.

     (jj) Neither the Company nor any of its subsidiaries, nor any director, officer, employee, authorized agent or other person acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any equivalent provision of Brazilian law; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

     (kk) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and files reports with the Commission on the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system.

     (ll) Except as described in the Initial Registration Statement, the Company has not sold or issued any shares of capital stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or under Regulation D or Regulation S of, the Act.

     (mm) There are no contracts or documents that are required to be described in the Initial Registration Statement or the Prospectus or to be filed as exhibits to the Initial Registration Statement that have not been so described and filed as required.

     (nn) Neither the Company nor any of its subsidiaries, nor any of their respective directors, officers, affiliates or direct or indirect controlling persons, has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected, to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities or the Brazilian Shares.

     (oo) No forward-looking statement (with the meaning to Section 27A of the Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

      3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of US$        per Offered Security, the respective number of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

     The Company shall deliver the Firm Securities to the Representatives for the accounts of the Underwriters, against payment of the purchase price by wire transfer in immediately available funds to an account with a bank in New York City (or otherwise reasonably acceptable to CSFB) specified by the Company to the Representatives, at the office of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, at 10:00 A.M., New York time, on September      , 2004, or at such other time not later than seven full business days thereafter as CSFB and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The ADRs evidencing the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFB requests upon reasonable notice prior to the First Closing Date.

     In addition, upon written notice from CSFB given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase up to the full number of the Optional Securities at the purchase price per Optional Security to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by CSFB to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase up to the full number of Optional Securities may be exercised from time to time on or before the 30th day following the date of the Prospectus and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFB to the Company.

     Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by CSFB but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, against payment of the purchase price in Federal (same day) funds by wire transfer in immediately available funds to the account specified (as aforesaid) by the Company to the Representatives, at the above office of Simpson Thacher & Bartlett LLP. The ADRs evidencing the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as CSFB requests upon reasonable notice prior to such Optional Closing Date.

     As compensation for the Underwriters’ commitments, the Company will pay to the Representatives on the First Closing Date for the Underwriters’ accounts the total sum of US$        , to be allocated among the Underwriters as the Representatives shall agree with the other Underwriters. Such payment will be made on each Closing Date with respect to the Offered Securities purchased on such Closing Date.

     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

     Each Underwriter represents and agrees that:

     (a) it has not offered or sold and, prior to the expiry of a period of six months from the last to occur of the Closing Dates, will not offer or sell any Class A Preferred Shares or Offered Securities to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

     (b) it has only communicated and caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Class A Preferred Shares or Offered Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company; and

     (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Class A Preferred Shares and Offered Securities in, from or otherwise involving the United Kingdom.

     5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

     (a) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by CSFB, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement. The Company will advise CSFB promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by CSFB.

     (b) The Company will advise CSFB promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any), the Prospectus or the F-6 Registration Statement and will not effect such amendment or supplement without CSFB’s consent, such consent not to be unreasonably withheld or delayed; and the Company will also advise CSFB promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement, the Prospectus or the F-6 Registration Statement and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the F-6 Registration Statement and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

     (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify CSFB of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFB’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

     (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, “Availability Date” means the 60th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the end of the sixth month after the end of such fourth fiscal quarter.

     (e) The Company will furnish to the Representatives copies of each Registration Statement (three of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSFB requests. The Prospectus shall be so furnished on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

     (f) The Company will arrange for the qualification of the Offered Securities for sale under the securities or Blue Sky laws of such jurisdictions as CSFB designates and will continue such qualifications in effect so long as required for the distribution; provided that the Company shall not be obliged to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not qualified.

     (g) During the period of three years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report of the Company filed with the Commission under the Exchange Act or mailed to shareholders and (ii) from time to time, such other information concerning the Company as CSFB may reasonably request.

     (h) The Company will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFB designates and the printing of memoranda relating thereto, for the filing fee incident to the review by the National Association of Securities Dealers, Inc. of the Offered Securities, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities and for expenses incurred in preparing, printing, distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters. In addition to the foregoing, the Company will pay to the Underwriters, no later than ten business days after any request from the Underwriters, (i) the reasonable expenses of the Underwriters in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, including, without limitation, expenses of travel, lodging, meals and other customary expenses of personnel of the Underwriters in connection with such meetings and the expenses of renting space for such meetings, up to a maximum amount for all expenses under this clause (i) of U.S.$        and (ii) the fees and disbursements of the U.S. legal advisors of the Underwriters, up to a maximum amount for all expenses under this clause (ii) of U.S.$      . The amounts payable under this paragraph may be deducted from the purchase price for the Offered Securities set forth in Section 3.

     (i) The Company will indemnify and hold harmless the Underwriters against any documentary, stamp, sales, transaction or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities and on the execution and delivery of this Agreement. All payments to be made by the Company to the Underwriters under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay to the Underwriters such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided, that no such additional amounts will be payable by the Company in respect of taxes imposed by any taxing authority (i) to the extent the relevant Underwriter is liable for such taxes by reason of some present or former connection with such taxing authority, including, without limitation, such Underwriter’s being or having been a resident thereof or being or having been engaged in a trade or business therein, or having or having had, a permanent establishment therein, other than any such connection arising from the execution, delivery or enforcement of, or performance of obligations under, this Agreement or any related documents, or from the receipt of any payments in respect thereto or (ii) to the extent that such taxes would not have been imposed but for such Underwriter’s failure to comply with any certification requirements (provided the Underwriter is legally able to do so and it would be not be materially disadvantageous to the Underwriter) promptly upon the request of the Company.

     (j) For a period of 120 days after the date of the initial public offering of the Offered Securities, the Company will not offer, sell, contract to sell, grant an option to sell or otherwise dispose of, directly or indirectly, or file with the Commission or the Brazilian Securities Commission a registration statement relating to, any shares of its share capital or ADSs representing those shares or securities convertible into or exchangeable or exercisable for any shares of its share capital or ADSs representing those shares, or warrants or other rights to purchase any shares of its share capital or ADSs representing those shares, or publicly disclose the intention to make any such offer, sale, disposition or filing, without the prior written consent of CSFB, on behalf of the Underwriters. Notwithstanding the foregoing, (i) if BNDES Participações S.A. – BNDESPAR (“BNDESPAR”) shall exercise its option to convert the outstanding principal amount of its loan to the Company pursuant to the Contrato de Compra e Venda de Ações, com Garantia Fidejussória, que entre si fazem BNDES Participações S.A. – BNDESPAR e a Nova Camaçari Participações S.A., dated September 27, 2001, the Company may issue a sufficient number of additional shares of the Company’s share capital to fulfill its obligations under such agreement, (ii) if BNDESPAR shall exercise its option to exchange for class A preferred shares of the Company the exchangeable debentures issued by Odebrecht S.A. or its affiliates, the Company may issue a sufficient number of additional shares of the Company’s share capital upon the conversion by Odebrecht S.A. or its affiliates of convertible subordinated debentures issued to Odebrecht S.A. or its Affiliates pursuant to the Instrumento Particular de Escritura de Emissão Privada de Debêntures Conversíveis e Subordinadas, sem Garantias, de OPP Produtos

Petroquímicos S.A. dated May 31, 2002, as amended August 19, 2002, to enable Odebrecht S.A. or its affiliates to fulfill their obligations to BNDESPAR under such exchangeable debentures and (iii) if Petrobrás Química S.A. (“Petroquisa”) shall exercise its option to purchase shares of the Company’s share capital pursuant to the Memorandum of Understanding Regarding Shareholders Agreement dated July 3, 2001, as amended July 26, 2001 (the “Petroquisa MOU”), the Company may issue and transfer to Petroquisa a sufficient number of shares of the Company’s share capital upon such exercise to enable the Company to fulfill its obligations under the Petroquisa MOU through the delivery of such shares to Petroquisa.

     (k) The Company will use its reasonable best efforts to effect the listing of ADSs on The New York Stock Exchange.

     (l) The Company will apply the net proceeds from the sale of the Offered Securities sold by the Company as set forth in the Prospectus under the caption “Use of Proceeds”.

     (m) The Company will furnish to the Depositary and to holders of ADSs, directly or through the Depositary, such reports, documents and other information described in the Prospectus under the caption “Description of American Depositary Shares” in accordance with the procedures stated thereunder.

     (n) The Company agrees not to (and to use its best efforts to cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any equity security of the Company.

     (o) Between the date hereof and the First Closing Date (both dates inclusive), the Company will, and will cause its subsidiaries and all other parties acting on its behalf so far as practical to, with regard to applicable laws and regulations and the requirements of The New York Stock Exchange’s listing rules, notify and consult with CSFB prior to issuing any public announcement concerning, or which is likely to be material in the context of, the offering and distribution of the Offered Securities, taken as a whole.

     6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy, on the date hereof and such Closing Date, of the representations and warranties of the Company herein, to the accuracy, on each such date, of the statements of the Company’s officers made pursuant to the provisions hereof, to the performance, on or prior to each such date, by the Company of its obligations hereunder, and to the following additional conditions precedent:

     (a) The Representatives shall have received a “comfort” letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the Initial Registration Statement to be filed shortly prior to such Effective Time), of PricewaterhouseCoopers Auditores Independentes confirming that they are an independent registered public accounting firm within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

(i) in their opinion the consolidated and combined financial statements examined by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

(ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on the unaudited condensed consolidated interim financial information included in the Registration Statements;

(iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

     (A) the unaudited condensed consolidated interim financial information included in the Registration Statements does not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations, or any material modifications should be made to such unaudited condensed consolidated interim financial information for it to be in conformity with Brazilian GAAP;

     (B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

     (C) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated net sales revenue or consolidated operating income or in the total or per share amounts of consolidated net income, except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(iv) they have compared specified real amounts (or percentages derived from such real amounts) and other financial information contained in the Registration Statements (in each case to the extent that such real amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such real amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

For purposes of this Section 6(a), (i) if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, “Registration Statements” shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration Statement is subsequent to such execution and delivery, “Registration Statements” shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) “Prospectus” shall mean the prospectus included in the Registration Statements.

     (b) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by CSFB. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by CSFB. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement or the F-6 Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be threatened by the Commission.

     (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S., Brazilian or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on The New York Stock Exchange or on the São Paulo Stock Exchange, or any

setting of minimum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. federal, New York state or Brazilian authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or Brazil; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or Brazil, any declaration of war by the U.S. Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

     (d) The Representatives shall have received an opinion, dated such Closing Date, of White & Case LLP, U.S. counsel to the Company, to the effect that:

     (i) This Agreement has been duly executed and delivered by the Company;

     (ii) The Deposit Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of the Deposit Agreement by the Depositary, the Deposit Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

     (iii) Upon due issuance by the Depositary of the ADRs representing the Offered Securities against the deposit of the Underlying Shares in respect thereof in accordance with the provisions of the Deposit Agreement, and upon payment by the Underwriters for the Offered Securities evidenced thereby in accordance with the provisions of this Agreement, the persons in whose names such ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement;

     (iv) No consent, approval, authorization or order of, or filing with, any U.S. federal or New York state governmental agency or regulatory body or court is required for the consummation of the transactions contemplated by this Agreement and the Deposit Agreement in connection with the issuance and sale of the Underlying Shares by the Company and the Offered Securities pursuant to the Deposit Agreement, except such as have been obtained and made under the Act and such as may be required under state securities laws;

     (v) The execution, delivery and performance of this Agreement and the Deposit Agreement and the issuance and sale of the Offered Securities and the Underlying Shares will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any U.S. federal or New York state law or any rule or regulation thereunder, (B) to the knowledge of such counsel, any order of any U.S. federal or New York state governmental agency or body or any U.S. Federal or New York State court having jurisdiction over the Company or any Significant Subsidiary of the Company or any of their properties or (C) any agreement or instrument identified on a schedule to the opinion satisfactory to U.S. counsel to the Underwriters;

     (vi) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the

Prospectus, will not be an “investment company” as defined in the Investment Company Act;

     (vii) Under the laws of the State of New York relating to submission to jurisdiction, the Company has, pursuant to this Agreement and the Deposit Agreement, validly and irrevocably submitted to the non-exclusive jurisdiction of any New York state or U.S. federal court located in the Borough of Manhattan, The City of New York, New York, in connection with any proceeding arising out of or related to this Agreement or the Deposit Agreement, and the Company has validly appointed CT Corporation System as its authorized agent for the purposes described in this Agreement and the Deposit Agreement. Service of process effected in the manner set forth in this Agreement and the Deposit Agreement will be effective to confer valid personal jurisdiction over the Company in any such action;

     (viii) The statements made in the Prospectus under the caption “Description of American Depositary Shares,” insofar as such statements purport to summarize certain provisions of the Deposit Agreement (including the terms of the Offered Securities), fairly summarize such provisions in all material respects;

     (ix) Subject to the assumptions, qualifications and limitations contained in the Initial Registration Statement, such counsel confirms its opinion contained in the Initial Registration Statement under the caption “Taxation—U.S. Federal Income Tax Considerations”;

     (x) The descriptions in the Prospectus of the agreements listed in a schedule satisfactory to U.S. counsel to the Underwriters fairly summarize the matters described therein in all material respects;

     (xi) There are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

     (xii) The Initial Registration Statement was declared effective under the Act as of the date and time specified in such opinion; the Additional Registration Statement (if any) was filed and became effective under the Act as of the date and time (if determinable) specified in such opinion; the F-6 Registration Statement was declared effective under the Act as of the date and time specified in such opinion; the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Initial Registration Statement or the Additional Registration Statement (as the case may be); and, to the knowledge of such counsel, no stop order suspending the effectiveness of a Registration Statement or the F-6 Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act, and each Registration Statement, the F-6 Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates (except for the financial statements and other financial and statistical data included therein, as to which such counsel need not express any belief), were, on their face, appropriately responsive in all material respects with the requirements of the Act and the Rules and Regulations;

     (xiii) Such counsel do not know of any legal or governmental proceedings under U.S. federal or New York state law that are required to be described in a Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in a Registration Statement or the Prospectus or to be filed as exhibits to a Registration Statement which are not described and filed as required; and

     (xiv) No facts have come to such counsel’s attention which caused such counsel to believe that a Registration Statement or any amendment thereto, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of its date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel need express no belief as to the financial statements or other financial data contained in the Registration Statements or the Prospectus.

      The opinion of such counsel may state that their opinion is limited to matters of U.S. federal and New York state law.

      (e) The Representatives shall have received an opinion, dated such Closing Date, of Pinheiro Neto Advogados, Brazilian counsel to the Company, to the effect that:

     (i) The Company has been duly incorporated and is validly existing as a sociedade anônima (corporation) under the laws of Brazil, with full power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business in each Brazilian jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification;

     (ii) Each of Tegal Terminal de Gases Ltda., Companhia Alagoas Industrial – CINAL, Copene Participações S.A., Polialden Petroquímica S.A., Odebrecht Química S.A. and OQPA Importação e Exportação Ltda., each a subsidiary of the Company organized under the laws of Brazil (each, a “Brazilian subsidiary”), has been duly incorporated and is validly existing as a sociedade anônima (corporation) or a sociedade limitada (limited liability company), as the case may be, under the laws of Brazil, with full power and authority to own its properties and conduct its business as described in the Prospectus; and each of the Company’s Brazilian subsidiaries is duly qualified to do business in each Brazilian jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification;

     (iii) Each of Copesul and Politeno has been duly incorporated and is validly existing as a sociedade anônima (corporation) under the laws of Brazil;

     (iv) All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable;

     (v) Except as set forth in the Prospectus, all of the issued shares or quotas of capital stock of each Significant Subsidiary organized under the laws of Brazil (each, a “Brazilian Significant Subsidiary”) have been duly and validly authorized and issued and are fully paid and nonassessable and are owned of record by the Company, and, to the knowledge of such counsel, the shares or quotas of capital stock of each Brazilian Significant Subsidiary held by the Company are beneficially owned by the Company free and clear of all liens, encumbrances, equities, defects or claims (including preemptive or other rights);

     (vi) To the knowledge of such counsel, except as set forth in the Prospectus, there are no outstanding warrants or options issued by the Company or any of its Brazilian Significant Subsidiaries to purchase any shares of the capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company, and, except as provided in the shareholders’ agreements referred to in or otherwise set forth in the Prospectus, there are no preemptive or other rights to subscribe for or to purchase from the Company or any of its Brazilian Significant Subsidiaries, and no restrictions upon the voting or transfer of, any shares of capital stock of the Company (including, without limitation, the Underlying Shares) pursuant to the Company’s by-laws, any Brazilian law or any rule, regulation or order of any Brazilian governmental agency or body or court, or any agreement or other instrument to which the Company or any of its Brazilian Significant Subsidiaries is a party or by which it is bound;

     (vii) This Agreement and the Brazilian Underwriting Agreement have been duly authorized, executed and delivered by the Company;

     (viii) The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

     (ix) The Brazilian Shares, the Underlying Shares underlying the Offered Securities delivered on such Closing Date and all other outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the shareholders of the Company have no preemptive rights with respect to the Offered Securities, the Underlying Shares and the Brazilian Shares;

     (x) No consent, approval, authorization or order of, or filing with, any Brazilian governmental agency or regulatory body or court is required for the consummation of the transactions contemplated by this Agreement or the Brazilian Underwriting Agreement in connection with the issuance or sale of the Underlying Shares by the Company and the Offered Securities pursuant to the Deposit Agreement and in connection with the issuance and sale of the Brazilian Shares by the Company, except (i) for the approval by the Brazilian Securities Commission of the offering of the Offered Securities, the Underlying Shares and the Brazilian Shares as contemplated by this Agreement and the Brazilian Underwriting Agreement and (ii) for the approval by the Central Bank and the Brazilian Securities Commission of the payment of fees, commissions and reimbursement of expenses pursuant to this Agreement, which have been obtained and remain in full force and effect or will be obtained prior to each Closing Date;

     (xi) The execution, delivery and performance of this Agreement, the Deposit Agreement and the Brazilian Underwriting Agreement and the issuance and sale of the Offered Securities, the Underlying Shares and the Brazilian Shares will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (a) any Brazilian statute, any rule, regulation or order of any Brazilian governmental agency or body or any court having jurisdiction over the Company or any Brazilian subsidiary of the Company or any of their properties, (b) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument which is identified on a schedule satisfactory to U.S. counsel to the Agents or (c) the by-laws or equivalent constitutive documents or the Company or any of its Brazilian subsidiaries, it being understood that such counsel may rely upon certificates of officers of the Company in assessing compliance with financial covenants under agreements to which the Company or any of its Brazilian subsidiaries is a party. The Company has full power and authority to authorize, issue and sell the Underlying Shares and the Brazilian Shares as contemplated by this Agreement and the Brazilian Underwriting Agreement;

     (xii) Such counsel has no reason to believe that the indemnification and contribution provisions of this Agreement and the Brazilian Underwriting Agreement contravene Brazilian law or public policy;

     (xiii) The Registration Statements, preliminary prospectus relating to the offering of the Offered Securities, the Prospectus and the preliminary and final prospectuses relating to the Brazilian Offering have been duly authorized by the Company;

     (xiv) No approvals are currently required in Brazil in order for the Company to pay dividends, interest attributable to shareholders’ equity or other distributions declared by the Company to the holders of Class A Preferred Shares, including the Depositary, and, except as disclosed in the Prospectus, under current laws and regulations of Brazil and any political subdivision thereof, any amounts payable with respect to the Underlying Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the Underlying Shares may be paid by the Company to the Depositary in Brazilian reais that may be converted into foreign currency and freely transferred out of Brazil, as long as the investment in respect of the Underlying Shares is registered with the Central Bank. Except as set forth in the Prospectus, no such payments made to holders thereof or therein who are non-residents of Brazil will be subject to income, withholding or other taxes under laws and regulations of Brazil or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Brazil or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Brazil or any political subdivision or taxing authority thereof or therein, as long as the investment in respect of the Underlying Shares is registered with the Central Bank;

     (xv) No stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, are payable in Brazil on or in connection with the issuance and sale of the Underlying Shares by the Company and the Offered Securities pursuant to the Deposit Agreement, the issuance and sale of the Brazilian Shares by the Company or the execution and delivery of this Agreement, the Brazilian Underwriting Agreement or the Deposit Agreement;

     (xvi) The choice of laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of Brazil, and the Brazilian courts should recognize the choice of New York state law as the governing law of this Agreement and the Deposit Agreement;

     (xvii) Any judgment obtained in a U.S. federal or state court of competent jurisdiction sitting in New York City arising out of or in relation to the obligations of the Company under this Agreement or the Deposit Agreement or the transactions contemplated thereby will be enforced against the Company and will be recognized in Brazil without reconsideration of the merits, upon confirmation of that judgment by the Brazilian Federal Supreme Court; provided that (a) such judgment is rendered by a competent court and is obtained in compliance with the legal requirements of the jurisdiction of the court rendering such judgment; (b) proper service of process is made; (c) such judgment does not contravene Brazilian national sovereignty, good morals or public policy; (d) such judgment is final and conclusive and, therefore, not subject to appeal in the jurisdiction where rendered; (e) such judgment is authenticated by a consular official of Brazil having jurisdiction over the place of signing and submitted to the Brazilian courts with a certified translation of such judgment; and (f) the applicable procedure under the law of Brazil with respect to the enforcement of foreign judgments is complied with; to such counsel’s knowledge, none of the provisions of this Agreement or the Deposit Agreement is or would be deemed against Brazilian national sovereignty, public policy or morality;

     (xviii) The submission by the Company to the jurisdiction of the U.S. federal or state courts sitting in New York City set forth in this Agreement and the Deposit Agreement constitute valid and legally binding obligations of the Company, and service of process effected in the manner set forth in this Agreement and the Deposit Agreement, assuming validity under the laws of the State of New York, will be effective, insofar as Brazilian law is concerned, to confer valid personal jurisdiction over the Company;

     (xix) This Agreement and the Deposit Agreement are in proper legal form for enforcement against the Company in Brazil; and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement and the Deposit Agreement and any other document to be furnished hereunder and thereunder in Brazil that any of them be filed or recorded or enrolled with any court or other authority in Brazil or that any stamp, issue, registration, documentary or other similar taxes or duties be paid in Brazil, other than court costs, including filing fees and deposits to guarantee judgment required by Brazilian law and regulations, except that to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement and the Deposit Agreement, (a) the signatures of the parties to this Agreement and the Deposit Agreement, if not signed in Brazil, should be notarized by a notary public licensed to act as such under the laws of the place of signing and the signature of such notary public should be authenticated by a consular official of Brazil having jurisdiction over the place of signing; (b) this Agreement and the Deposit Agreement and such related documents in any foreign language should be translated into the Portuguese language by a sworn translator; and (c) and each of this Agreement and the Deposit Agreement and such related documents (together with the respective sworn translation) should be registered with the appropriate Registry of Deeds and Documents having jurisdiction over the place where the head office of the Company is located, which registration can be made at any time before judicial enforcement in Brazil. The Underwriters, in respect of this Agreement, and the Depositary and any holder of Offered Securities, in respect of the Deposit Agreement, are entitled to sue as plaintiffs in the Brazilian courts for the enforcement of their respective rights against the Company;

     (xx) It is not necessary under the laws of Brazil that any holder of Offered Securities or the Underwriters or the Depositary should be licensed, qualified or entitled to carry on business in Brazil (a) to enable any of them to enforce their respective rights under this Agreement or the Deposit Agreement or any other document to be delivered in connection herewith or therewith or (b) solely by reason of the execution, delivery or performance of any such document;

     (xxi) Neither the Company nor any of its Brazilian Significant Subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of Brazil;

     (xxii) Except as disclosed in the Prospectus, to the knowledge of such counsel, there is no legal or governmental action, suit or proceeding pending against or affecting the Company or any of its Brazilian subsidiaries or any of their respective properties or assets that, if determined adversely to the Company or such Brazilian subsidiary, would reasonably be expected to have a Material Adverse Effect, or could reasonably be expected materially and adversely to affect the ability of the Company to perform its obligations under this Agreement, the Deposit Agreement or the Brazilian Underwriting Agreement or which are otherwise material in the context of the issuance and sale of the Offered Securities or the Brazilian Shares; and, to such counsel’s knowledge, no such actions, suits or proceedings are threatened;

     (xxiii) To the knowledge of such counsel, except as disclosed in the Prospectus, the Company and each of its Brazilian subsidiaries have good and marketable title to all material Brazilian real property and good and marketable title to all material Brazilian personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except as set forth in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Brazilian subsidiaries; and all material real and personal property and buildings held under lease by the Company and its Brazilian subsidiaries in Brazil are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Brazilian subsidiaries;

     (xxiv) To the knowledge of such counsel, the Company and its Brazilian subsidiaries possess adequate licenses, certificates, authorizations and permits issued by appropriate Brazilian governmental agencies or bodies necessary to the conduct of the business now operated by them, except to the extent that the failure to possess such licenses, certificates, authorizations and permits would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

     (xxv) To the knowledge of such counsel, neither the Company nor any of its Brazilian subsidiaries (A) is in violation of its by-laws or equivalent constitutive documents, (B) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any material term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (C) is in violation of any Brazilian statute, any rule, regulation or order of any Brazilian governmental agency or body or any court having jurisdiction over the Company or any Brazilian subsidiary of the Company or any of their properties, except, in the case of clause (C), for such violations which would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect;

     (xxvi) To the knowledge of such counsel, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act or with the Brazilian Securities Commission with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act or with the Brazilian Securities Commission;

     (xxvii) The statements in the Prospectus under the captions “Risk Factors”, “Market Information”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Principal Factors Affecting Our Results of Operations – Effect of Taxes on Our Income”, “The Brazilian Petrochemical Industry – Role of the Brazilian Government”, “Business – Environment”, “Business – Antitrust Matters”, “Business – Legal Proceedings”, “Management”, “Principal Shareholders and Related Party Transactions – Principal Shareholders – Shareholders Agreements”, “Description of Share Capital”, “Dividends and Dividend Policy” and “Service of Process and Enforcement of Judgments”, insofar as such statements constitute a description of the Class A Preferred Shares and other capital stock of the Company, the by-laws of the Company or matters of Brazilian law and regulation or legal conclusions with respect thereto or the provisions of documents therein described governed by or issued pursuant to Brazilian law, have been reviewed by such counsel and constitute accurate summaries of the matters described therein in all material respects;

     (xxviii) The statements in the Prospectus set forth under the caption “Taxation – Brazilian Tax Considerations,” insofar as such statements purport to summarize Brazilian tax laws and regulations, constitute accurate summaries of the matters described therein in all material respects;

     (xxix) Such counsel do not know of any legal or governmental proceedings required to be described in a Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in a Registration Statement or the Prospectus or to be filed as exhibits to a Registration Statement which are not described and filed as required; and

     (xxx) No facts have come to such counsel’s attention which caused such counsel to believe that a Registration Statement or any amendment thereto, as of its effective date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of its date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statements and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown, it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statements or the Prospectus.

     The opinion of such counsel may state that their opinion is limited to matters of Brazilian law.

     (f) The Representatives shall have received from Simpson Thacher & Bartlett LLP, U.S. counsel to the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the Registration Statements, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. The opinion of such counsel may state that their opinion is limited to matters of U.S. federal and New York state law.

     (g) The Representatives shall have received from Barbosa, Müssnich & Aragão Advogados, Brazilian counsel to the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Class A Preferred Shares delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. The opinion of such counsel may state that their opinion is limited to matters of Brazilian law.

     (h) The Representatives shall have received an opinion, dated such Closing Date, of Emmet, Marvin & Martin, LLP, U.S. counsel to the Depositary, to the effect that:

     (i) The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and binding agreement of the Depositary enforceable against the Depositary in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

     (ii) When ADRs evidencing the Offered Securities are executed and delivered by the Depositary against the deposit of shares in accordance with the provisions of the Deposit Agreement, such ADSs will be validly issued and will entitle the registered holders thereof to the rights specified in those ADRs and in the Deposit Agreement.

     (i) The Representatives shall have received a certificate, dated such Closing Date, of the Chief Executive Officer and the Chief Financial Officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, except as set forth in or contemplated by the Prospectus or as described in such certificate.

     (j) The Representatives shall have received a “comfort” letter, dated such Closing Date, of PricewaterhouseCoopers Auditores Independentes which meets the requirements of Section 6(a), except that the specified date referred to in such Section 6(a) will be a date not more than three days prior to such Closing Date for the purposes of this Section 6(j).

     (k) On or prior to the date of this Agreement, the Representatives shall have received lock-up letters from Odebrecht S.A., ODBPAR Investimentos S.A. and Nordeste Química S.A. – Norquisa as well as each of the directors and executive officers of the Company who hold shares of the Company’s capital stock, in substantially the form attached hereto as Annex A.

     (l) (i) The listing of the Offered Securities on The New York Stock Exchange shall be in full force and effect and (ii) the listing of the Class A Preferred Shares on the São Paulo Stock Exchange shall be in full force and effect.

     (m) At or prior to Closing Date, the NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (n) The Company shall have received the approvals of the Brazilian Securities Commission and the Central Bank referred to in Sections 2(j)(ii) and (iii) hereto.

     (o) Contemporaneously with the purchase by the Underwriters of the Offered Securities under this Agreement, the Brazilian Underwriters shall have purchased the Brazilian Shares under the Brazilian Underwriting Agreement.

     The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. CSFB may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

     7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the F-6 Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable to such Underwriter in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) below; provided, further, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Offered Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Offered Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 5(e).

     (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the sixth paragraph under the caption “Underwriting” and the information contained in the twelfth, thirteenth, fifteenth, sixteenth and eighteenth paragraphs under the caption “Underwriting”.

     (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Section 7(a) or 7(b), notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under Section 7(a) or 7(b) except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under Section 7(a) or 7(b). In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement.

     (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 7(a) or 7(b) (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters from the offering of the Offered Securities pursuant to this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 7(d). Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

     8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, CSFB may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFB and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). In any such case, the Representatives or the Company shall have the right to postpone such Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

     10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or sent by facsimile transmission and confirmed to the Representatives, c/o Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or sent by facsimile transmission and confirmed to it at Braskem S.A., Avenida das Nações Unidas, 4777, São Paulo, SP, CEP 05477-000, Brazil, Attention: Chief Financial Officer; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or sent by facsimile transmission and confirmed to such Underwriter.

     11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

     12. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this Agreement, and any action under this Agreement taken by the Representatives jointly or by CSFB will be binding upon all the Underwriters.

     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     15. Submission to Jurisdiction, Etc. The Company hereby submits to the non-exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan, The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably appoints CT Corporation System, 111 Eighth Avenue, New York, N.Y. 10011, as its authorized agent in the Borough of Manhattan, The City of New York, New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 10 shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

     16. Waiver of Immunity. To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to the Company, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Brazilian, New York or U.S. federal court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Company or any other matter under or arising out of or in connection with this Agreement, the Company hereby irrevocably and unconditionally waives or will waive such right to the extent permitted by law, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

     17. Judgment Currency. The obligation of the Company in respect of any sum due to any Underwriter under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars or any other applicable currency (the “Judgment Currency”), not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in the Judgment Currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars or any other applicable currency with the Judgment Currency; if the U.S. dollars or other applicable currency so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the U.S. dollars or other applicable currency so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the U.S. dollars or other applicable currency so purchased over the sum originally due to such Underwriter hereunder.

     If the foregoing is in accordance with the Company’s understanding of our agreement, kindly sign and return to CSFB one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours, Acting on behalf of themselves and as the Representatives of the several Underwriters: Credit Suisse First Boston LLC
By
Name:
Title:

Unibanco Securities Inc.
By
Name:
Title:

By
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Braskem S.A.

By

Name:
Title:

By

Name:
Title:

Signature Page to the International Underwriting Agreement dated September      , 2004, between Braskem S.A.
and Credit Suisse First Boston LLC and Unibanco Securities Inc., as representatives of the Underwriters

STATE OF NEW YORK	)
: ss.
COUNTY OF NEW YORK	)

          On this     day of September, 2004, before me, a notary public within and for said county, personally appeared                and           , to me personally known who being duly sworn, did say that such persons are                  and    , respectively, and authorized signatories of BRASKEM S.A., one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

..............................................

[NOTARIAL SEAL]

Signature Page to the International Underwriting Agreement dated September      , 2004, between Braskem S.A.
and Credit Suisse First Boston LLC and Unibanco Securities Inc., as representatives of the Underwriters

STATE OF NEW YORK	)
: ss.
COUNTY OF NEW YORK	)

     On this            day of September, 2004, before me, a notary public within and for said county, personally appeared                                 , to me personally known who being duly sworn, did say that such person is                                        and an authorized signatory of CREDIT SUISSE FIRST BOSTON LLC, one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

..............................................

[NOTARIAL SEAL]

Signature Page to the International Underwriting Agreement dated September      , 2004, between Braskem S.A.
and Credit Suisse First Boston LLC and Unibanco Securities Inc., as representatives of the Underwriters

STATE OF NEW YORK	)
: ss.
COUNTY OF NEW YORK	)

     On this          day of September, 2004, before me, a notary public within and for said county, personally appeared                                and                                       , to me personally known who being duly sworn, did say that such persons are                                        and                                       , respectively, and authorized signatories of UNIBANCO SECURITIES INC., one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

..............................................

[NOTARIAL SEAL]

Signature Page to the International Underwriting Agreement dated September      , 2004, between Braskem S.A.
and Credit Suisse First Boston LLC and Unibanco Securities Inc., as representatives of the Underwriters

Schedule A

Underwriter	Firm Securities
Credit Suisse First Boston LLC
Unibanco Securities Inc.
UBS Securities LLC

Total	7,800,000

Schedule B

Significant Subsidiaries

Subsidiary	Country of Organization
Lantana Trading Company Inc.	Bahamas
OQPA Importação e Exportação Ltda.	Brazil
Polialden Petroquímica S.A.	Brazil

Annex A

FORM OF INTERNATIONAL LOCK-UP AGREEMENT

New York, New York
September        , 2004

          AGREEMENT between (a) Credit Suisse First Boston LLC and Unibanco Securities Inc., as representatives of the international underwriters (the “International Underwriters”), and (b) the undersigned holder (the “Shareholder”) of class A preferred shares, without par value (the “Class A Preferred Shares”), of Braskem S.A., a Brazilian corporation (the “Company”).

          WHEREAS, the International Underwriters and the Company propose to enter into an International Underwriting Agreement (the “International Underwriting Agreement”) and Banco de Investimentos Credit Suisse First Boston S.A. and Unibanco – União de Bancos Brasileiros S.A. (collectively, the “Managers”) and the Company propose to enter into a Contrato de Coordenação e Distribuição Pública de Ações com Garantia Firme de Colocação (the “Brazilian Underwriting Agreement”), each to be dated the date hereof, pursuant to which an offering will be made that is intended to increase significantly the public market for the Class A Preferred Shares of the Company and the American Depositary Shares (the “ADSs”), each representing 1,000 Preferred Shares of the Company; and

          WHEREAS, the International Underwriters and the Managers have requested, as a condition to the sale of Class A Preferred Shares and ADSs pursuant to the International Underwriting Agreement and the Brazilian Underwriting Agreement, respectively, that the Shareholder execute and deliver this International Lock-Up Agreement in favor of the International Underwriters and the Company and a similar Brazilian lock-up agreement in favor of the Managers and the Company on or prior to the date of the International Underwriting Agreement and the Brazilian Underwriting Agreement;

          NOW, THEREFORE, the Shareholder agrees with the International Underwriters and the Company as follows:

          1. Lock-Up Agreement. The Shareholder hereby agrees that from the date hereof and until 120 days after the public offering date set forth on the final prospectus used to sell the ADSs (the “Public Offering Date”) pursuant to the International Underwriting Agreement, the Shareholder will not offer, sell, contract to sell, grant an option to sell or otherwise dispose of, directly or indirectly, any shares of the share capital of the Company or ADSs representing those shares or securities convertible into or exchangeable or exercisable for any shares of the Company’s share capital or ADSs representing those shares, or warrants or other rights to purchase any shares of the Company’s share capital or ADSs representing those shares, or enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of shares of the Company’s share capital or ADSs representing those shares, whether any such aforementioned transaction is to be settled by delivery of shares of the Company’s share capital, ADSs representing those shares or other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse First Boston LLC, on behalf of the International Underwriters.

          In addition, the Shareholder agrees that, without the prior written consent of Credit Suisse First Boston LLC, on behalf of the International Underwriters, it will not, during the period commencing on the date hereof and ending 120 days after the Public Offering Date, make any demand for or exercise any right with respect to, the registration of any shares of the Company’s share capital or ADSs or any security convertible into or exercisable or exchangeable for shares of the Company’s share capital or ADSs.

          [To be included in the agreements of Odebrecht S.A. and ODBPAR Investimentos S.A. only: Notwithstanding the previous two paragraphs, the Shareholder shall be permitted during the period from the date hereof until 120 days after the Public Offering Date (i) to pledge any shares of the Company’s share capital or ADSs representing those shares as collateral for any obligations that mature after the date that is 120 days after the Public

Offering Date, (ii) if BNDES Participações S.A. – BNDESPAR (“BNDESPAR”) shall exercise its option to exchange for class A preferred shares of the Company the exchangeable debentures issued by the Shareholder or its Affiliates, the Shareholder may deliver to BNDESPAR, to fulfill its obligations under such exchangeable debentures, shares of the Company’s share capital issued upon the conversion of convertible subordinated debentures (the “Subordinated Debentures”) issued to Shareholder or its Affiliates pursuant to the Instrumento Particular de Escritura de Emissão Privada de Debêntures Conversíveis e Subordinadas, sem Garantias, de OPP Produtos Petroquímicos S.A. dated May 31, 2002, as amended August 19, 2002 and (iii) to sell shares of the Company’s share capital to Petrobrás Química S.A. in connection with the exercise of the option to purchase shares of the Company’s share capital held by Petrobrás Química S.A. pursuant to the Memorandum of Understanding Regarding Shareholders Agreement dated July 3, 2001, as amended July 26, 2001 (other than the sale of any shares of the Company’s share capital received by the Shareholder or its Affiliates in connection with the conversion of the Subordinated Debentures).]

          Any shares of the Company’s share capital or ADSs representing those shares acquired by the Shareholder in the open market will not be subject to this Agreement. A transfer of shares of the Company’s share capital or ADSs representing those shares to a family member, trust or an Affiliate may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer and such transfer, other than any transfer to an Affiliate, shall not involve a disposition for value.

          For purposes of this Agreement, “Affiliate” shall mean, with respect to the Shareholder, any person or entity directly or indirectly controlling, controlled by, or under common control with the Shareholder by means of the possession of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities or by contract or otherwise.

          2. Authorization to Decline Transfers of Shares. In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of the Company’s share capital or ADSs representing those shares if such transfer would constitute a violation or breach of this Agreement.

          3. Miscellaneous. This Agreement shall be binding on the Shareholder and the successors, heirs, personal representatives and assigns of the Shareholder. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before

          This Agreement shall be for the benefit of the International Underwriters and the Company.

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

A-2

          IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written by the undersigned.

[Name of Shareholder]

[If executed in Brazil: Executed in , Brazil on September , 2004

Witnesses:

1.

2. ]

Acknowledged and accepted as of the date first above written:

As Representatives of the several International Underwriters:

Credit Suisse First Boston LLC

By:
Name:
Title:

Unibanco Securities Inc.

By:
Name:
Title:

By:
Name:
Title:

A-3

[If executed in New York, New York]

STATE OF NEW YORK	)
: ss.
COUNTY OF NEW YORK	)

     On this            day of September, 2004, before me, a notary public within and for said county, personally appeared                                       , to me personally known who being duly sworn, did [Include if shareholder is a corporation: say that such person is                     and authorized signatory of                                        , which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation] [Include if shareholder is a natural person: acknowledge said instrument to be the free act and deed of said person].

..............................................

[NOTARIAL SEAL]

STATE OF NEW YORK	)
: ss.
COUNTY OF NEW YORK	)

     On this            day of September, 2004, before me, a notary public within and for said county, personally appeared                                       , to me personally known who being duly sworn, did say that such person is                     and an authorized signatory of CREDIT SUISSE FIRST BOSTON LLC, one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

..............................................

[NOTARIAL SEAL]

STATE OF NEW YORK	)
: ss.
COUNTY OF NEW YORK	)

          On this            day of September, 2004, before me, a notary public within and for said county, personally appeared                                    and                                       , to me personally known who being duly sworn, did say that such persons are                     and                     , respectively, and authorized signatories of UNIBANCO SECURITIES INC., one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

..............................................

[NOTARIAL SEAL]